Exhibit 5.1

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 199 Bay Street Suite 2800, Commerce Court West Toronto ON M5L 1A9 Canada Tel: 416-863-2400 Fax: 416-863-2653
August 18, 2010
Biovail Corporation

7150 Mississauga Road	Reference: 45231/46
Mississauga, Ontario
Canada L5N 8M5
Dear Sirs/Mesdames:
We are Ontario and Canadian counsel to Biovail Corporation (the “Company”), a corporation governed by the Canada Business Corporations Act, in connection with the Registration Statement on Form S-4, which includes the management proxy circular and joint proxy statement/prospectus and the annexes and exhibits thereto (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, relating to the proposed issuance by the Company of common shares (the “Shares”) in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger dated as of June 20, 2010 (the “Merger Agreement”), among the Company, Valeant Pharmaceuticals International (“Valeant”), Biovail Americas Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“BAC”) and Beach Merger Corp, a Delaware corporation and a newly formed wholly owned subsidiary of BAC (“Merger Sub”). Pursuant to the Merger Agreement, each share of Valeant common stock issued and outstanding immediately prior to the completion of the Merger, except for any shares of Valeant common stock held by Valeant, as treasury stock, and any shares of Valeant common stock held by Biovail, BAC or Merger Sub (all of which shall automatically be cancelled and shall cease to exist), and other than those shares of Valeant common stock with respect to which appraisal rights are properly exercised under Delaware law and not withdrawn, will be converted into the right to receive 1.7809 Shares, all as more fully described in the Registration Statement. This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.
In connection with the opinion expressed herein, we have considered such questions of law and have examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary. We have also examined the Registration Statement and the Merger Agreement, which has been filed with the SEC as an exhibit to the Registration Statement. In such examinations, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies.
As to certain matters of fact relevant to the opinion expressed below, we have relied exclusively upon a certificate of an officer of the Company. Our opinion herein pertains solely to matters governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.
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Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares shall have been issued in accordance with the terms of the Merger Agreement, the Shares will be legally issued as fully paid and non-assessable common shares in the capital of the Company.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the management proxy circular and joint proxy statement/prospectus included in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.
The opinion expressed herein is provided solely for your benefit in connection with the filing of the Registration Statement with the SEC and may not be relied on for any other purpose or relied upon by, or furnished to, any other person, firm or corporation, or quoted from or referred to in any document other than the Registration Statement, or used for any other purpose, without our prior written consent.
Yours very truly,
/s/ Blake, Cassels & Graydon LLP
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